EXHIBIT 99.1

Petroleum Helicopters, Inc. Receives Subpoena from U.S. Department of Justice Antitrust Division

LAFAYETTE, LA.—(BUSINESS WIRE)—June 15, 2005—Petroleum Helicopters, Inc. (“PHI”) (Nasdaq:PHEL) (Nasdaq:PHELK) announced that it received a subpoena today, June 15, 2005, from the United States Department of Justice relating to a grand jury investigation of potential antitrust violations among providers of helicopter transportation services in the Gulf of Mexico. PHI believes that the subpoena was issued in connection with a broader industry inquiry and that one or more other providers of helicopter services have received similar subpoenas. PHI had no knowledge of the investigation prior to receiving the subpoena. PHI intends to cooperate fully with the investigation and to provide all information requested by the subpoena.

PHI provides helicopter transportation and related services to customers in the oil and gas industry and for air medical programs.

CONTACTS

Petroleum Helicopters, Lafayette
Michael J. McCann, 337-235-2452